Exhibit 99.4

HealthSouth and EHHI Unaudited Pro Forma Condensed Combined Financial Information

On December 31, 2014, HealthSouth Corporation (the “Company” or “HealthSouth”) completed its previously announced acquisition of EHHI Holdings, Inc. (“EHHI”) and its Encompass Home Health and Hospice business (“Encompass”). In the acquisition, HealthSouth acquired, for cash, all of the issued and outstanding equity interests of EHHI, other than equity interests contributed to HealthSouth Home Health Holdings, Inc. (“Holdings”), a subsidiary of HealthSouth and now indirect parent of EHHI, by certain sellers in exchange for shares of common stock of Holdings. These certain sellers were members of Encompass management, including April Anthony, the Chief Executive Officer of Encompass. These sellers contributed a portion of their shares of common stock of EHHI, valued at approximately $64.5 million, in exchange for shares of common stock of Holdings. As a result of that contribution, they hold approximately 16.7% of the outstanding common stock of Holdings, while HealthSouth owns the remainder. In addition, Ms. Anthony and certain other employees of Encompass entered into amended and restated employment agreements, each agreement having an initial term of three years.
Initially, HealthSouth drew $375 million under its term loan facilities and $325 million under its revolving credit facility to fund the cash purchase price in the acquisition. The total cash consideration delivered at closing was $695.5 million. In January 2015, the Company issued an additional $400 million of its existing 5.75% Senior Notes due 2024 at a price of 102% of the principal amount and used $250 million of the net proceeds to repay borrowings under its term loan facilities, with the remaining net proceeds used to repay borrowings under its revolving credit facility.
The unaudited pro forma condensed combined financial information presented below is derived from the historical financial statements of HealthSouth and EHHI, adjusted to give effect to the acquisition and its funding. In addition, the unaudited pro forma condensed combined balance sheet as of September 30, 2014 has been adjusted to include the effect of other non-acquisition related debt transactions that occurred in the fourth quarter of 2014. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the respective historical financial information from which it was derived, which includes the Company’s Form 10-K for the years ended December 31, 2014 and 2013, as well as its Form 10-Q for the quarterly period ended September 30, 2014.
The unaudited pro forma condensed combined balance sheet gives effect to the acquisition and its funding as if they had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 give effect to the acquisition and its funding as if they had occurred on January 1, 2013. The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the combined company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies, and the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition and its funding been completed on the applicable dates of this pro forma condensed combined financial information. In addition, the pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the combined company. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.
The pro forma condensed combined financial statements are based on various assumptions, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from EHHI, as well as the redeemable noncontrolling interest, based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. Pro forma adjustments are those that are directly attributable to the acquisition, are factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the consolidated results. The final purchase price and the allocation thereof may differ from that reflected in the pro forma condensed combined financial statements after final valuation procedures are performed and estimates are refined. The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of September 30, 2014
	Historical				Pro Forma Adjustments
	HealthSouth	EHHI	Adjustments for Consistent Presentation	Adjustments for Non-Acquisition Related Debt Transactions	Acquisition Related Debt Transactions	Preliminary Allocation of Acquisition Consideration	Pro Forma Combined
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$272.3	$11.7	$—	$(232.0)	$708.0	$(704.8)	$55.2
Accounts receivable, net	261.6	54.2	(22.9)	—	—	4.0	296.9
Deferred income tax assets	138.9	1.6	—	—	—	0.5	141.0
Other current assets	110.2	2.6	(1.7)	—	—	—	111.1
Total current assets	783.0	70.1	(24.6)	(232.0)	708.0	(700.3)	604.2
Property and equipment, net	994.6	8.7	(1.9)	—	—	2.0	1,003.4
Goodwill	491.7	368.9	—	—	—	236.1	1,096.7
Intangible assets, net	99.9	21.2	1.9	—	—	178.6	301.6
Deferred income tax assets	255.3	—	(16.6)	—	—	(47.7)	191.0
Other long-term assets	169.5	1.6	0.8	(3.6)	—	(1.2)	167.1
Total assets	$2,794.0	$470.5	$(40.4)	$(235.6)	$708.0	$(332.5)	$3,364.0
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$208.5	$7.6	$(0.2)	$(197.0)	6.3	(0.6)	$24.6
Accounts payable	54.8	1.5	(0.9)	—	—	—	55.4
Accrued expenses and other current liabilities	251.4	56.2	(22.9)	—	—	—	284.7
Total current liabilities	514.7	65.3	(24.0)	(197.0)	6.3	(0.6)	364.7
Long-term debt, net of current portion	1,441.4	152.1	0.2	(25.4)	701.7	(150.6)	2,119.4
Other long-term liabilities	139.7	16.6	(16.6)	—	—	—	139.7
	2,095.8	234.0	(40.4)	(222.4)	708.0	(151.2)	2,623.8
Commitments and contingencies
Convertible perpetual preferred stock	93.2	—	—	—	—	—	93.2
Redeemable noncontrolling interests	12.2	—	—	—	—	64.5	76.7
Shareholders’ equity:
HealthSouth shareholders’ equity
Common stock	1.0	139.6	—	—	—	(139.6)	1.0
Capital in excess of par value	2,828.0	2.5	—	—	—	(2.5)	2,828.0
Accumulated deficit	(1,921.2)	96.9	—	(13.2)	—	(106.2)	(1,943.7)
Accumulated other comprehensive loss	(0.1)	(0.1)	—	—	—	0.1	(0.1)
Treasury stock, at cost	(458.1)	(2.4)	—	—	—	2.4	(458.1)
Total HealthSouth shareholders’ equity	449.6	236.5	—	(13.2)	—	(245.8)	427.1
Noncontrolling interests	143.2	—	—	—	—	—	143.2
Total shareholders’ equity	592.8	236.5	—	(13.2)	—	(245.8)	570.3
Total liabilities and shareholders’ equity	$2,794.0	$470.5	$(40.4)	$(235.6)	$708.0	$(332.5)	$3,364.0

The accompanying notes are an integral part of this unaudited condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Year Ended December 31, 2013
	Historical			Pro Forma Adjustments
	HealthSouth	EHHI	Adjustments for Consistent Presentation	Acquisition Related Debt Transactions	Allocation of Acquisition Consideration	Pro Forma Combined
	(In Millions, Except Per Share Data)
Net operating revenues	$2,273.2	$302.2	$—	$—	$—	$2,575.4
Less: Provision for doubtful accounts	(26.0)	—	(1.1)	—	—	(27.1)
Net operating revenues less provision for doubtful accounts	2,247.2	302.2	(1.1)	—	—	2,548.3
Operating expenses:
Salaries and benefits	1,089.7	—	214.3	—	—	1,304.0
General and administrative salaries	—	56.7	(56.7)	—	—	—
Cost of sales	—	142.5	(142.5)	—	—	—
Other operating expenses	323.0	53.5	(25.8)	—	(0.4)	350.3
Occupancy costs	47.0	—	5.8	—	—	52.8
Supplies	105.4	—	4.2	—	—	109.6
General and administrative expenses	119.1	—	0.2	—	3.3	122.6
Depreciation and amortization	94.7	5.8	1.4	—	5.4	107.3
Government, class action, and related settlements	(23.5)	—	—	—	—	(23.5)
Professional fees - accounting, tax, and legal	9.5	—	—	—	—	9.5
Total operating expenses	1,764.9	258.5	0.9	—	8.3	2,032.6
Loss on early extinguishment of debt	2.4	—	0.6	—	(0.6)	2.4
Interest expense and amortization of debt discounts and fees	100.4	9.6	(0.6)	20.4	—	129.8
Other income	(4.5)	(0.7)	(0.6)	—	—	(5.8)
Equity in net income of nonconsolidated affiliates	(11.2)	—	—	—	—	(11.2)
Income from continuing operations before income tax expense	395.2	34.8	(1.4)	(20.4)	(7.7)	400.5
Provision for income tax expense	12.7	12.9	(0.5)	(8.2)	(3.1)	13.8
Income from continuing operations	382.5	21.9	(0.9)	(12.2)	(4.6)	386.7
Less: Net income attributable to noncontrolling interest	(57.8)	—	—	—	(2.9)	(60.7)
Net income from continuing operations attributable to HealthSouth	324.7	21.9	(0.9)	(12.2)	(7.5)	326.0
Less: Convertible perpetual preferred stock dividends	(21.0)	—	—	—	—	(21.0)
Less: Repurchase of convertible perpetual preferred stock	(71.6)	—	—	—	—	(71.6)
Net income from continuing operations attributable to HealthSouth common shareholders	$232.1	$21.9	$(0.9)	(12.2)	(7.5)	$233.4

Weighted average common shares outstanding:
Basic	88.1					88.1
Diluted	102.1					102.1

Basic and diluted earnings per share from continuing operations attributable to HealthSouth common shareholders	$2.59					$2.61

The accompanying notes are an integral part of this unaudited condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Nine Months Ended September 30, 2014
	Historical			Pro Forma Adjustments
	HealthSouth	EHHI	Adjustments for Consistent Presentation	Acquisition Related Debt Transactions	Allocation of Acquisition Consideration	Pro Forma Combined
	(In Millions, Except Per Share Data)
Net operating revenues	$1,792.5	$267.7	$—	$—	$—	$2,060.2
Less: Provision for doubtful accounts	(25.0)	—	(1.1)	—	—	(26.1)
Net operating revenues less provision for doubtful accounts	1,767.5	267.7	(1.1)	—	—	2,034.1
Operating expenses:
Salaries and benefits	861.4	—	188.0	—	—	1,049.4
General and administrative salaries	—	49.6	(49.6)	—	—	—
Cost of sales	—	126.4	(126.4)	—	—	—
Other operating expenses	260.2	45.1	(21.4)	—	(0.3)	283.6
Occupancy costs	31.1	—	4.5	—	—	35.6
Supplies	82.0	—	4.1	—	—	86.1
General and administrative expenses	88.4	—	0.1	—	3.3	91.8
Depreciation and amortization	80.2	3.9	1.3	—	4.1	89.5
Government, class action, and related settlements	(0.8)	—	—	—	—	(0.8)
Professional fees - accounting, tax, and legal	7.6	—	—	—	—	7.6
Total operating expenses	1,410.1	225.0	0.6	—	7.1	1,642.8
Loss on early extinguishment of debt	—	—	0.4	—	(0.4)	—
Interest expense and amortization of debt discounts and fees	83.5	6.6	(0.4)	15.2	—	104.9
Other income	(30.1)	0.4	(0.4)	—	—	(30.1)
Equity in net income of nonconsolidated affiliates	(8.8)	—	—	—	—	(8.8)
Income from continuing operations before income tax expense	312.8	35.7	(1.3)	(15.2)	(6.7)	325.3
Provision for income tax expense	91.4	13.5	(0.5)	(6.1)	(2.7)	95.6
Income from continuing operations	221.4	22.2	(0.8)	(9.1)	(4.0)	229.7
Less: Net income attributable to noncontrolling interest	(44.3)	—	—	—	(2.9)	(47.2)
Net income from continuing operations attributable to HealthSouth	177.1	22.2	(0.8)	(9.1)	(6.9)	182.5
Less: Convertible perpetual preferred stock dividends	(4.7)	—	—	—	—	(4.7)
Net income from continuing operations attributable to HealthSouth common shareholders	$172.4	$22.2	$(0.8)	(9.1)	(6.9)	$177.8

Weighted average common shares outstanding:
Basic	86.8					86.8
Diluted	100.7					100.7

Earnings per common share:
Basic earnings per share from continuing operations attributable to HealthSouth common shareholders	$1.96					$2.03
Diluted earnings per share from continuing operations attributable to HealthSouth common shareholders	$1.82					$1.88

The accompanying notes are an integral part of this unaudited condensed combined financial information.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Note 1 - Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and presents the pro forma combined financial information based upon the historical audited financial statements for the year ended December 31, 2013 and unaudited financial statements as of and for the nine months ended September 30, 2014. Certain adjustments have been made to the historical financial statements of EHHI to conform to the presentation and accounting policies of HealthSouth. See Note 3, Unaudited Pro Forma Adjustments.
The accompanying unaudited pro forma condensed combined balance sheet gives effect to the acquisition and its funding as if they had been consummated on September 30, 2014. In addition, the unaudited pro forma condensed combined balance sheet as of September 30, 2014 has been adjusted to include the effect of other non-acquisition related debt transactions that occurred in the fourth quarter of 2014. The unaudited pro forma condensed combined statements of operations give effect to all of the above as if they had been consummated on January 1, 2013.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and does not purport to represent what the actual consolidated financial position or results of operations of the combined entity would have been had the acquisition and its funding occurred on the dates assumed, nor are they indicative of the combined entity’s future consolidated financial position or results of operations. The pro forma adjustments have been developed based on assumptions and estimates, including assumptions related to the preliminary allocation of the consideration paid to the assets acquired and liabilities assumed of EHHI, as well as to the redeemable noncontrolling interests in the transaction. The final allocation may differ from that reflected in the pro forma financial information after final valuation procedures are performed and amounts are finalized. In addition, the unaudited condensed combined pro forma financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition.
Note 2 - Preliminary Allocation of Acquisition Consideration
Information regarding the net cash paid for the acquisition of Encompass is as follows (in millions):

Fair value of assets acquired, net of $11.7 million of cash acquired	$250.0
Goodwill	605.0
Fair value of liabilities assumed	(106.7)
Redeemable noncontrolling interests	(64.5)
Net cash paid for acquisition	$683.8
Information regarding funding sources and uses for the acquisition is as follows (in millions):

Sources of funds:
January 2015 issuance of 5.75% Senior Notes due 2024	$408.0
Term loan facilities	125.0
Revolving credit facilities	175.0
Total sources	$708.0

Uses of funds:
Net assets acquired, including $11.7 million of cash	$695.5
Transaction costs	9.3
Total uses	$704.8

Notes to Unaudited Condensed Combined Pro Forma Financial Information

The preliminary fair value of the assets acquired and liabilities assumed at the acquisition date is as follows (in millions):

Cash and cash equivalents	$11.7
Accounts receivable, net	35.3
Prepaid expenses and other current assets	3.0
Property and equipment, net	8.8
Identifiable intangible assets:
Noncompete agreements (useful life of 2 to 5 years)	5.9
Trade name (indefinite life)	135.2
Licenses (useful life of 10 years)	58.2
Internal-use software (useful life of 3 years)	2.4
Goodwill	605.0
Other long-term assets	1.2
Total assets acquired	866.7
Current portion of long-term debt	6.8
Accounts payable	0.6
Other current liabilities	33.3
Long-term debt, net of current portion	1.7
Deferred tax liabilities	64.3
Total liabilities assumed	106.7
Redeemable noncontrolling interests	64.5
Net assets acquired	$695.5
Assets acquired, liabilities assumed, and redeemable noncontrolling interests are presented at their estimated fair values. Estimated fair values are based on various valuation methodologies including: replacement cost and continued use methods for property and equipment; an income approach using primarily discounted cash flow techniques for amortizable intangible assets and redeemable noncontrolling interests; an income approach utilizing the relief-from-royalty method for the indefinite-lived intangible asset; and an estimated realizable value approach using historical trends and other relevant information for accounts receivable and certain accrued liabilities. For all other assets and liabilities, the fair value is assumed to represent carrying value due to their short maturities. The excess of the fair value of the consideration conveyed over the fair value of the net assets acquired is presented as goodwill.
The fair values presented are based upon a preliminary valuation. Estimates and assumptions used in such valuation are subject to change. The primary areas of the preliminary valuation that are not yet finalized relate to the fair values of amounts for income taxes, adjustments to working capital, and the final amount of residual goodwill. In addition, amounts in the above table were determined using EHHI’s balance sheet as of September 30, 2014 while the actual acquisition took place on December 31, 2014. The actual amounts recorded when the final valuation is complete may differ materially from the pro forma amounts presented herein. See Note 2, Business Combinations, to the financial statements accompanying HealthSouth’s Form 10‑K for the year ended December 31, 2014 (the “2014 Form 10‑K”).

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Note 3 - Unaudited Pro Forma Adjustments
Unaudited Pro Forma Condensed Combined Balance Sheet
Adjustments for Consistent Presentation
The unaudited pro forma condensed combined financial information includes the reclassification adjustments below to conform the EHHI balance sheet to HealthSouth’s presentation (in millions).

	Accounts Receivable	Deferred Income Taxes	Other	Total Adjustments for Consistent Presentation
Assets
Cash and cash equivalents	$—	$—	$—	$—
Accounts receivable, net	(22.9)	—		(22.9)
Deferred income tax assets	—	—		—
Other current assets	—	—	(1.7)	(1.7)
Total current assets	(22.9)	—	(1.7)	(24.6)
Property and equipment, net	—	—	(1.9)	(1.9)
Goodwill	—	—	—	—
Intangible assets, net	—	—	1.9	1.9
Deferred income tax assets	—	(16.6)	—	(16.6)
Other long-term assets	—	—	0.8	0.8
	$(22.9)	$(16.6)	$(0.9)	$(40.4)
Liabilities
Current portion of long-term debt	$—	$—	$(0.2)	$(0.2)
Accounts payable	—	—	(0.9)	(0.9)
Accrued expenses and other current liabilities	(22.9)	—	—	(22.9)
Total current liabilities	(22.9)	—	(1.1)	(24.0)
Long-term debt, net of current portion	—	—	0.2	0.2
Other long-term liabilities	—	(16.6)	—	(16.6)
	$(22.9)	$(16.6)	$(0.9)	$(40.4)

•
Accounts receivable - This adjustment was made in order to reflect the net amounts due from third-party payors in the combined balance sheet. It includes a $27.2 million reclassification of unearned revenue from incomplete episodes at period end against gross patient receivables offset by a $4.3 million reclassification of net patient credit balances to current liabilities.

•	Deferred income taxes - EHHI’s net noncurrent deferred income tax liabilities were reclassified against HealthSouth’s net noncurrent deferred income tax assets.

•
Other - Amounts in the other column include a $1.9 million reclassification of internal-use software from property and equipment to intangible assets as well as other immaterial reclassification adjustments to conform EHHI’s balance sheet to HealthSouth’s presentation.

The above adjustments are based on a preliminary review of EHHI’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited condensed combined pro forma financial information. At this time, HealthSouth is not aware of any unadjusted differences that would have a material impact on the unaudited condensed combined pro forma financial information. As more information becomes available, HealthSouth will perform a more detailed review of EHHI’s accounting policies. As a result of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial information.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for Non-Acquisition Related Debt Transactions
The unaudited pro forma condensed combined financial information includes the below adjustments for HealthSouth’s debt transactions in the fourth quarter of 2014 (in millions).

	Term Loan Facilities	7.25% Senior Notes due 2018	7.75% Senior Notes due 2022	Total Adjustments for Non-Acquisition Related Debt Transactions
Assets
Cash and cash equivalents	$75.0	$(281.1)	$(25.9)	$(232.0)
Deferred financing costs included in other long-term assets	—	(3.2)	(0.4)	(3.6)
	$75.0	$(284.3)	$(26.3)	$(235.6)
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$2.8	$(199.8)	$—	$(197.0)
Long-term debt, net of current portion	72.2	(72.4)	(25.2)	(25.4)
Total debt adjustments	75.0	(272.2)	(25.2)	(222.4)
Loss on early extinguishment of debt included in accumulated deficit	—	(12.1)	(1.1)	(13.2)
	$75.0	$(284.3)	$(26.3)	$(235.6)
In October 2014, HealthSouth redeemed the outstanding principal amount of its 7.25% Senior Notes due 2018 using the net proceeds from its September 2014 offering of its existing 5.75% Senior Notes due 2024, a $75 million draw under its term loan facilities, and cash on hand. Pursuant to the terms of the 7.25% Senior Notes due 2018, this redemption was made at a price of 103.625%.
In December 2014, HealthSouth redeemed approximately $25 million of the outstanding principal amount of its existing 7.75% Senior Notes due 2022. Pursuant to the terms of these notes, this optional redemption represented 10% of the outstanding principal amount of the notes at a price of 103%. The redemption was funded using cash on hand.
As part of these transactions, HealthSouth wrote off $3.6 million of deferred financing costs and recorded a $13.2 million loss on early extinguishment of debt in the fourth quarter of 2014.
See Note 8, Long-term Debt, to the financial statements accompanying the 2014 Form 10‑K.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for Acquisition Related Debt Transactions
The unaudited pro forma condensed combined financial information includes the below adjustments for HealthSouth’s funding of the Encompass acquisition (in millions).

	Term Loan Facilities	Revolving Credit Facility	5.75% Senior Notes due 2024	Total Adjustments for Acquisition Related Debt Transactions
Assets
Cash and cash equivalents	$125.0	$175.0	$408.0	$708.0
Liabilities
Current portion of long-term debt	$6.3	$—	$—	$6.3
Long-term debt, net of current portion	118.7	175.0	408.0	701.7
Total debt	$125.0	$175.0	$408.0	$708.0
In December 2014, HealthSouth drew $375 million under its term loan facilities and $325 million under its revolving credit facility to fund the acquisition of Encompass. In January 2015, HealthSouth issued an additional $400 million of its 5.75% Senior Notes due 2024 at a price of 102% of the principal amount and used $250 million of the net proceeds to repay borrowings under its term loan facilities, with the remaining net proceeds used to repay borrowings under its revolving credit facility. See Note 8, Long-term Debt, to the financial statements accompanying the 2014 Form 10‑K.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for Preliminary Allocation of Acquisition Consideration
The preliminary adjustments to record the assets acquired, liabilities assumed, and redeemable noncontrolling interests at fair value, eliminate EHHI’s historic equity balances, record the payoff of EHHI’s debt, excluding capital lease obligations, at the acquisition’s closing, and record HealthSouth’s costs associated with the acquisition is as follows (in millions):

	Fair Value Adjustments and Elimination of Equity	Payoff of EHHI Debt at Closing	HealthSouth’s Transaction Costs	Preliminary Allocation of Acquisition Consideration
Assets
Cash and cash equivalents	$(544.3)	$(151.2)	$(9.3)	$(704.8)
Accounts receivable, net	4.0	—	—	4.0
Deferred income tax assets	0.5	—	—	0.5
Other current assets	—	—	—	—
Total current assets	(539.8)	(151.2)	(9.3)	(700.3)
Property and equipment, net	2.0	—	—	2.0
Goodwill	236.1	—	—	236.1
Intangible assets, net	178.6	—	—	178.6
Deferred income tax assets	(47.7)	—	—	(47.7)
Other long-term assets	(1.2)	—	—	(1.2)
Total assets	$(172.0)	$(151.2)	$(9.3)	$(332.5)
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$—	$(0.6)	$—	$(0.6)
Accounts payable	—	—	—	—
Accrued expenses and other current liabilities	—	—	—	—
Total current liabilities	—	(0.6)	—	(0.6)
Long-term debt, net of current portion	—	(150.6)	—	(150.6)
Other long-term liabilities	—	—	—	—
	—	(151.2)	—	(151.2)

Convertible perpetual preferred stock	—	—	—	—
Redeemable noncontrolling interests	64.5	—	—	64.5
Shareholders’ equity
HealthSouth shareholders’ equity
Common stock	(139.6)	—	—	(139.6)
Capital in excess of par value	(2.5)	—	—	(2.5)
Accumulated deficit	(96.9)	—	(9.3)	(106.2)
Accumulated other comprehensive loss	0.1	—	—	0.1
Treasury stock, at cost	2.4	—	—	2.4
Total HealthSouth shareholders’ equity	(236.5)	—	(9.3)	(245.8)
Noncontrolling interests	—	—	—	—
Total shareholders’ equity	(236.5)	—	(9.3)	(245.8)
Total liabilities and shareholders’ equity	$(172.0)	$(151.2)	$(9.3)	$(332.5)
Amounts in the above table are preliminary estimates and are based upon EHHI’s historical balances as of September 30, 2014. The final allocation of consideration conveyed will be determined using EHHI’s historical balances as of

Notes to Unaudited Condensed Combined Pro Forma Financial Information

December 31, 2014 and may differ materially from the information presented herein. See Note 2, Preliminary Allocation of Acquisition Consideration, for information regarding how fair values were determined.
Because the noncontrolling interests included in this acquisition include redemption features that are not solely within HealthSouth’s control, they are included in Redeemable noncontrolling interests in the pro forma condensed combined balance sheet.
Unaudited Pro Forma Condensed Combined Statements of Operations
Adjustments for Consistent Presentation
Adjustments for consistent presentation for the year ended December 31, 2013 are as follows (in millions):

	Cost of Sales	General and Administrative Salaries	Other Operating Expenses	Other	Total Adjustments for Consistent Presentation
Net operating revenues	$—	$—	$—	$—	$—
Less: Provision for doubtful accounts	—	—	—	(1.1)	(1.1)
Net operating revenues less provision for doubtful accounts	—	—	—	(1.1)	(1.1)
Operating expenses:
Salaries and benefits	131.0	55.6	27.7	—	214.3
General and administrative salaries	—	(56.7)	—	—	(56.7)
Cost of sales	(142.5)	—	—	—	(142.5)
Other operating expenses	7.3	0.9	(33.5)	(0.5)	(25.8)
Occupancy costs	—	—	5.8	—	5.8
Supplies	4.2	—	—	—	4.2
General and administrative expenses	—	0.2	—	—	0.2
Depreciation and amortization	—	—	—	1.4	1.4
Total operating expenses	—	—	—	0.9	0.9
Loss on early extinguishment of debt	—	—	—	0.6	0.6
Interest expense and amortization of debt discounts and fees	—	—	—	(0.6)	(0.6)
Other income	—	—	—	(0.6)	(0.6)
Income from continuing operations before income tax expense	—	—	—	(1.4)	(1.4)
Provision for income tax expense	—	—	—	(0.5)	(0.5)
Income from continuing operations	$—	$—	$—	$(0.9)	$(0.9)

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for consistent presentation for the nine months ended September 30, 2014 are as follows (in millions):

	Cost of Sales	General and Administrative Salaries	Other Operating Expenses	Other	Total Adjustments for Consistent Presentation
Net operating revenues	$—	$—	$—	$—	$—
Less: Provision for doubtful accounts	—	—	—	(1.1)	(1.1)
Net operating revenues less provision for doubtful accounts	—	—	—	(1.1)	(1.1)
Operating expenses:
Salaries and benefits	114.7	48.6	24.7	—	188.0
General and administrative salaries	—	(49.6)	—	—	(49.6)
Cost of sales	(126.4)	—	—	—	(126.4)
Other operating expenses	7.6	0.9	(29.2)	(0.7)	(21.4)
Occupancy costs	—	—	4.5	—	4.5
Supplies	4.1	—	—	—	4.1
General and administrative expenses	—	0.1	—	—	0.1
Depreciation and amortization	—	—	—	1.3	1.3
Total operating expenses	—	—	—	0.6	0.6
Loss on early extinguishment of debt	—	—	—	0.4	0.4
Interest expense and amortization of debt discounts and fees	—	—	—	(0.4)	(0.4)
Other income	—	—	—	(0.4)	(0.4)
Income from continuing operations before income tax expense	—	—	—	(1.3)	(1.3)
Provision for income tax expense	—	—	—	(0.5)	(0.5)
Income from continuing operations	$—	$—	$—	$(0.8)	$(0.8)
The unaudited pro forma condensed combined financial information includes the above reclassification adjustments to conform the EHHI statement of operations to HealthSouth’s presentation. Amounts in the “other” column represent adjustments to:

•	reclassify the provision for doubtful accounts from other operating expenses to a reduction from net operating revenues;

•	adjust the historical amortization of EHHI’s licenses; EHHI did not amortize these intangible assets while HealthSouth has assigned a 10-year life to them;

•	reclassify EHHI’s loss on early extinguishment of debt from interest expense to loss on early extinguishment of debt;

•	reclassify management fees associated with EHHI’s former equity holders and non-income related tax amounts from other income to other operating expenses; and

•	provide for income taxes on these adjustments using HealthSouth’s historical effective income tax rate of 40%.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for Acquisition Related Debt Transactions
Adjustments for acquisition related debt transactions for the year ended December 31, 2013 are as follows (in millions):

	Term Loan Facilities	Revolving Credit Facility	5.75% Senior Notes due 2024	Encompass Debt	Total Adjustments for Acquisition Related Debt
Interest expense and amortization of debt discounts and fees	$3.5	$2.8	$23.0	$(8.9)	$20.4
Adjustments for acquisition related debt transactions for the nine months ended September 30, 2014 are as follows (in millions):

	Term Loan Facilities	Revolving Credit Facility	5.75% Senior Notes due 2024	Encompass Debt	Total Adjustments for Acquisition Related Debt
Interest expense and amortization of debt discounts and fees	$2.7	$2.1	$16.4	$(6.0)	$15.2
The unaudited pro forma condensed combined financial information includes the above adjustments for interest expense related to HealthSouth’s funding of the Encompass acquisition. As discussed above, in December 2014, HealthSouth drew $375 million under its term loan facilities and $325 million under its revolving credit facility to fund the acquisition of Encompass. In January 2015, HealthSouth issued an additional $400 million of its 5.75% Senior Notes due 2024 at a price of 102% of the principal amount and used $250 million of the net proceeds to repay borrowings under its term loan facilities, with the remaining net proceeds used to repay borrowings under its revolving credit facility.
Interest rates used in these adjustments represent HealthSouth’s current effective interest rates on the above borrowings as follows:

•	term loan facilities - 2.7%

•	revolving credit facility - 2.0%

•	senior notes - 5.8%, inclusive of financing costs
Each 0.125% variance in the assumed interest rate of the term loan facilities and revolving credit facility would change pro forma interest expense by (in millions):

	Year Ended December 31, 2013	Nine Months Ended September 30, 2014
Term loan facilities	$0.2	$0.1
Revolving credit facility	0.2	0.2
	$0.4	$0.3
At closing, HealthSouth repaid all outstanding debt, excluding capital lease obligations, of Encompass. Therefore, interest expense associated with these historical borrowings of EHHI were eliminated for purposes of this pro forma presentation.
The income tax impact of these interest expense adjustments was estimated using an income tax rate of 40% and resulted in a reduction to income tax expense of $8.2 million and $6.1 million for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, for the combined entity.
See Note 8, Long-term Debt, to the financial statements accompanying the 2014 Form 10‑K.

Notes to Unaudited Condensed Combined Pro Forma Financial Information

Adjustments for Allocation of Acquisition Consideration
Adjustments for the allocation of acquisition consideration for the year ended December 31, 2013 are as follows (in millions):

	Stock Compensation	Depreciation and Amortization	Other	Total Adjustments for Consistent Presentation
Operating expenses:
Other operating expenses	$—	$—	$(0.4)	$(0.4)
General and administrative expenses	3.3	—	—	3.3
Depreciation and amortization	—	5.4	—	5.4
Total operating expenses	3.3	5.4	(0.4)	8.3
Loss on early extinguishment of debt	—	—	(0.6)	(0.6)
Income from continuing operations before income tax expense	(3.3)	(5.4)	1.0	(7.7)
Provision for income tax expense	(1.3)	(2.2)	0.4	(3.1)
Income from continuing operations	(2.0)	(3.2)	0.6	(4.6)
Less: Net income attributable to noncontrolling interest	—	—	(2.9)	(2.9)
Net income from continuing operations attributable to HealthSouth	$(2.0)	$(3.2)	$(2.3)	$(7.5)
Adjustments for the allocation of acquisition consideration for the nine months ended September 30, 2014 are as follows (in millions):

	Stock Compensation	Depreciation and Amortization	Other	Total Adjustments for Consistent Presentation
Operating expenses:
Other operating expenses	$—	$—	$(0.3)	$(0.3)
General and administrative expenes	3.3	—	—	3.3
Depreciation and amortization	—	4.1	—	4.1
Total operating expenses	3.3	4.1	(0.3)	7.1
Loss on early extinguishment of debt	—	—	(0.4)	(0.4)
Income from continuing operations before income tax expense	(3.3)	(4.1)	0.7	(6.7)
Provision for income tax expense	(1.4)	(1.6)	0.3	(2.7)
Income from continuing operations	(1.9)	(2.5)	0.4	(4.0)
Less: Net income attributable to noncontrolling interest	—	—	(2.9)	(2.9)
Net income from continuing operations attributable to HealthSouth	$(1.9)	$(2.5)	$(2.5)	$(6.9)
Amounts in the above table are preliminary estimates for the following:

•
Stock compensation - In conjunction with this acquisition, HealthSouth granted stock appreciation rights (“SARs”) based on Holdings’ common stock to certain members of Encompass management at closing on December 31, 2014. HealthSouth granted 122,976 SARs that vest based on continued employment and an additional 129,124 SARs that vest based on continued employment and the extent of Encompass’ attainment of a

Notes to Unaudited Condensed Combined Pro Forma Financial Information

target 2017 specified performance measure. In general terms, half of the SARs of each type will vest on December 31, 2018 with the remainder vesting on December 31, 2019. The SARs that ultimately vest will expire on the tenth anniversary of the grant date or within a specified period following any earlier termination of employment. Upon exercise, each SAR must be settled for cash in the amount by which the per share fair value of Holdings’ common stock on the exercise date exceeds the agreed upon per share fair value on the acquisition date. The fair value of Holdings’ common stock is determined using the product of the trailing 12-month specified performance measure for Holdings and a specified median market price multiple based on a basket of public home health companies. Amounts in the above table include HealthSouth’s estimate of expense expected to be recorded for these awards. This estimate includes many assumptions related to pricing and volume, operating expenses, discount factors, tax rates, etc. Changes in economic and operating conditions impacting these assumptions could result in a different amount recorded in the future, and such differences could be material.
Amounts in the above table also include restricted stock awards assumed to have been granted to members of Encompass management during the periods presented. For information regarding HealthSouth’s share-based payments, see Note 13, Share-Based Payments, to the financial statements accompanying the 2014 Form 10‑K.

•
Depreciation and amortization - Amounts included in the above table represent adjustments to depreciation and amortization expense based upon the estimated fair values of the property and equipment and definite-lived intangible assets acquired in the acquisition using their estimated remaining useful lives.

•	Other - Amounts included in the above table primarily include the elimination of management fees paid to EHHI’s former equity holders and the impact of noncontrolling interests.